As filed with the Securities and Exchange Commission on September 25, 2000
                                              Registration No. 333-_______

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            METEOR INDUSTRIES, INC.
             ----------------------------------------------------
             Exact name of Registrant as specified in its charter

            Colorado                                    84-1236619
-------------------------------                 --------------------------
(State or other Jurisdiction of                 (I.R.S. Employer Identifi-
Incorporation or Organization)                        cation Number)

             1401 Blake Street, Suite 200, Denver, Colorado 80202
         ------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)

                          1998 Incentive Equity Plan
                          --------------------------
                           (Full title of the plan)

                          Edward J. Names, President
             1401 Blake Street, Suite 200, Denver, Colorado 80202
                                (303) 572-1135
             ----------------------------------------------------
                (Name, address and telephone number, including
                         area code, of agent for service)

                                    Copy to:

                               Jon D. Sawyer, Esq.
                       Krys Boyle Freedman & Sawyer, P.C.
                     600 Seventeenth Street, Suite 2700 S.T.
                            Denver, Colorado  80202
                                 (303) 893-2300

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                        Amount    Proposed Maxi-   Proposed Maxi-  Amount
Title of Securities     to be      mum Offering    mum Aggregate   of Regis-
 to be Registered     Registered  Price Per Share  Offering Price  tration
-----------------------------------------------------------------------------
Common Stock,          105,866      $3.0922(1)      $327,358.89    $100.00
$.001 Par Value
-----------------------------------------------------------------------------

(1) Based on the exercise prices of the options outstanding under the 1998 Incentive Equity Plan to which this Registration Statement relates.

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by Meteor Industries, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

     (4)  The Company's Current Report on Form 8-K dated February 9, 2000.

     (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act filed March 12, 1996 (SEC File No. 0-27968).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrange ment under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) The Company has the power under the Colorado Business Corporation Act to indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Officer, employee, fiduciary, or agent of the Company or was serving at its request in a similar capacity for another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a

                                   II-1
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manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In case of an action brought by or in the right of the Company, such persons are similarly entitled to indemnification if they acted in good faith and in a manner reasonably believed to be in the best interests of the Company but no indemnification shall be made if such person was adjudged to be liable to the Company for negligence or misconduct in the performance of his duty to the Company unless and to the extent the court in which such action or suit was brought determines upon application that despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification. In such event, indemnification is limited to reasonable expenses. Such indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     (b) The Articles of Incorporation and Bylaws of the Company generally allow indemnification of Officers and Directors to the fullest extent allowed by law.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER                               TITLE

 4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 2.1 to Registrant's Form 1-A Offering Statement, SEC File No. 24D-3802 SML);

 4.2 Bylaws (incorporated by reference to Exhibit 2.2 to Registrant's Form 1-A Offering Statement SEC File No. 24D-3802 SML).

 5 Opinion of Krys Boyle Freedman & Sawyer, P.C. regarding the legality of the securities being registered.

23.1 Consent of Krys Boyle Freedman & Sawyer, P.C. (contained in its opinion filed as Exhibit 5);

23.2        Consent of PricewaterhouseCoopers LLP.

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                   II-2
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                (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   II-3
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of September, 2000.

                                     METEOR INDUSTRIES, INC.


                                     By: /s/ Edward J. Names
                                        Edward J. Names, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capaci ties and on the dates indicated.

        SIGNATURE                       TITLE                      DATE



/s/ Edward J. Names             President, Chief Executive  September 20, 2000
Edward J. Names                 Officer and Director



/s/ Richard E. Kisser           Chief Financial Officer     September 20, 2000
Richard E. Kisser               (Principal Financial and
                                Accounting Officer),
                                Secretary, Treasurer and
                                Vice President, Accounting
                                and Finance


/s/ Ilyas Chaudhary             Director                    September 20, 2000
Ilyas Chaudhary



/s/ Dennis R. Staal             Director                    September 20, 2000
Dennis R. Staal



/s/ Irwin Kaufman               Director                    September 20, 2000
Irwin Kaufman



/s/ Richard E. Dana             Director                    September 20, 2000
Richard E. Dana